UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

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Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No.)

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SUMMIT THERAPEUTICS INC.
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SUMMIT THERAPEUTICS INC.
2882 Sand Hill Road, Suite 106
Menlo Park, CA 94025
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on May 23, 2023
Dear Summit Therapeutics Inc. Stockholder:
You are cordially invited to attend our 2023 annual meeting of stockholders (the “Annual Meeting”), which will be held on May 23, 2023 at 1:00 p.m. Eastern Time. The Annual Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SMMT2023. Please have your notice or proxy card in hand when you visit the website. During the Annual Meeting, stockholders will be asked to vote on the following proposals, as more fully described in the accompanying proxy statement:

1.    To elect eight directors from the nominees named in the accompanying proxy statement to hold office until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.    To approve, by a non-binding advisory vote, the compensation of our named executive officers;
4.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 14, 2023 as the record date for the Annual Meeting. Only stockholders of record on April 14, 2023 are entitled to notice of and to vote at the Annual Meeting. It is important that your shares are represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the proxy statement, together with your proxy card or the voting instructions you received with the proxy statement.
Your vote must be received by 11:59 p.m. Eastern Time, on May 22, 2023. For specific voting instructions, please refer to the information provided in the proxy statement, together with your proxy card or the voting instructions you received with the proxy statement. This proxy statement is being mailed to stockholders on or about April 21, 2023.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we request that you submit your vote via the Internet, telephone or mail.

Thank you for your continued support of Summit Therapeutics Inc.
By Order of the Board of Directors,

/s/ Robert W. Duggan

Robert W. Duggan
Chief Executive Officer and Executive Chairman
Menlo Park, CA
April 21, 2023

SUMMIT THERAPEUTICS INC.
______________________
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on May 23, 2023
______________________
GENERAL INFORMATION
We are providing you with this Proxy Statement and the enclosed form of proxy in connection with the solicitation by our Board of Directors for use at our 2023 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be conducted virtually via live webcast by visiting www.virtualshareholdermeeting.com/SMMT2023 on May 23, 2023 at 1:00 p.m. Eastern Time. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Summit,” or the “Company” refers to Summit Therapeutics Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card or voting instruction form will first be made available to our stockholders on or about April 21, 2023. See the section titled, “Fiscal Year 2022 Annual Report and SEC Filings” for information on accessing our 2022 Annual Report to Stockholders.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on or that can be accessed through our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
QUESTIONS AND ANSWERS
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Robert W. Duggan, Dr. Mahkam Zanganeh, and Ankur Dhingra to serve as proxies for the Annual Meeting.
What matters will be voted on at the Annual Meeting?
The following matters will be voted on at the Annual Meeting:
Proposal 1: To elect eight directors from the nominees named in this Proxy Statement to hold office until our 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier resignation or removal;

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
Proposal 3: To approve, by a non-binding advisory vote, the compensation of our named executive officers;
Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•“FOR” the election of the eight directors nominated by our Board of Directors and named in this proxy statement;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•“FOR” the approval of the compensation of our named executive officers

Will there be any other items of business on the agenda?
If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April 14, 2023, which we refer to as the record date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the record date. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
A complete list of these stockholders will be available at www.virtualshareholdermeeting.com/SMMT2023 for ten days prior to the Annual Meeting. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in

“street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please see “What if I do not specify how my shares are to be voted?” for more information.
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the annual meeting only if you were a holder of our common stock as of the close of business on April 14, 2023 or if you hold a valid proxy for the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your notice or proxy card. The live audio webcast will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time and you should allow ample time for the check-in procedures.
How do I ask questions during the Annual Meeting?
We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it been held in a physical location. If you wish to submit a question during the meeting, you may log into www.virtualshareholdermeeting.com/SMMT2023 and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/SMMT2023.
How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares:
•By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•By telephone or via the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. We recommend that you have your proxy card in hand when voting by telephone or via the Internet. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on May 22, 2023.
•Attend the Annual Meeting. You may vote at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/SMMT2023. Please have your notice or proxy card in hand when you visit the website.

Beneficial Owners. If you are a beneficial owner of your shares, you will receive voting instructions from the broker, bank or other nominee holding your shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares.
Whether or not you plan to attend the Annual Meeting, we request that you vote by proxy to ensure your vote is counted. To vote, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record, or included with your voting instructions received from your broker, bank or other nominee if you hold your shares of common stock in a “street name”.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.
Can I revoke or change my vote after I submit my proxy?
Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•signing and returning a new proxy card with a later date;
•entering a new vote by telephone or via the Internet by 11:59 p.m. Eastern Time on May 22, 2023;
•delivering a written revocation to Ankur Dhingra, our Principal Financial Officer at Summit Therapeutics Inc., 2882 Sand Hill Road, Suite 106, Menlo Park, California, 94025 by 5:00 p.m. Eastern Time on May 22, 2023; or
•following the instructions at www.virtualshareholdermeeting.com/SMMT2023.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions on changing your vote.
What if I do not specify how my shares are to be voted?
Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of the eight directors nominated by our Board of Directors and named in this Proxy Statement for a one-year term and until their successors are duly elected;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•“FOR” the approval, by a non-binding advisory vote, of the compensation of our named executive officers; and

•In the discretion of the named proxies regarding any other matters properly presented for vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of The Nasdaq Stock Market, brokers, banks and other nominees do not have discretion to vote on non-routine matters such as Proposal 1 absent direction from you. Therefore, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on Proposals 1 or 3.
What constitutes a quorum, and why is a quorum required?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our Bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As of the close of business on the record date of April 14, 2023, we had 697,685,365 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that 348,842,683 shares of common stock must be represented at the Annual Meeting to constitute a quorum.
Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.
What is the effect of a broker non-vote?
Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast.

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of directors	Plurality of votes cast	No

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	Majority of the shares (i) entitled to vote, (ii) present (including by proxy) and (iii) voting affirmatively or negatively on the Proposal	Yes

Proposal 3: Non-binding advisory vote to approve the compensation of named executive officers	Majority of the shares (i) entitled to vote, (ii) present (including by proxy) and (iii) voting affirmatively or negatively on the Proposal	No

With respect to Proposal 1, you may vote FOR or AGAINST any of the nominees for election as a director, or you may ABSTAIN from voting on any nominee. The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of FOR votes are elected as directors. As a result, any shares not voted FOR a particular nominee (whether as a result of a vote AGAINST, a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will reduce the overall majority required to approve Proposal 2 as though you were not entitled to vote or were not present at the meeting (by proxy or otherwise).
With respect to Proposal 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will reduce the overall majority required to approve Proposal 3 as though you were not entitled to vote or were not present at the meeting (by proxy or otherwise).

Who will count the votes?
Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) has been engaged to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR and AGAINST votes, abstentions, and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

Who is paying for the costs of this proxy solicitation?
We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet by our personnel who will not receive additional compensation for such solicitation. In addition, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders.
How can I find the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the Annual Meeting.
What does it mean if I receive more than one set of printed materials?
If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts.
Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at investors@smmttx.com or Investor Relations, Summit Therapeutics Inc., 2882 Sand Hill Road, Suite 106, Menlo Park, CA 94025.
Beneficial owners may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals for 2024 Annual Meeting
The submission deadline for stockholder proposals to be included in our proxy materials for the 2024 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is December 29, 2023 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Summit Therapeutics Inc., 2882 Sand Hill Road, Suite 106, Menlo Park, CA 94025 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2024 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2024 Annual Meeting
Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. For the 2024 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Summit Therapeutics Inc., 2882 Sand Hill Road, Suite 106, Menlo Park, CA 94025, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the date of our 2023 annual meeting of stockholders. However, if the 2024 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2023 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2024 annual meeting of stockholders, or (ii) the 10th day following the day on which notice of the date of such annual meeting was mailed or the day of public disclosure of the date of such annual meeting, whichever first occurs. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current Bylaws has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.
CORPORATE GOVERNANCE
Overview
Our Board of Directors oversees our Chief Executive Officer, Co-Chief Executive Officer, and other senior management in the competent and ethical operation of our business and affairs and assures that the long-term interests of the stockholders are being served. Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. We believe that good governance leads to high board effectiveness, promotes the long-term interests of our stockholders, strengthens the accountability of our Board of Directors and management and improves our standing in our industry.
Board Leadership Structure
Our Board of Directors believes that the roles of Chairman and Chief Executive Officer may be filled by the same or different individuals. This allows our Board of Directors to have the flexibility to determine whether the two roles should be combined or separated based upon the needs of the Company and our Board of Directors’ assessment of our leadership from time to time. Our Board of Directors also believes that combining the role of Chairman and Chief Executive Officer facilitates the strategic development of the Company and the flow of information between the Board and management. In our Board’s view, the Chief Executive Officer is best situated to serve as Chairman because of his familiarity with the Company’s business and industry and his insight into the strategies and policies to be discussed by the Board of Directors. At this time, our Board of Directors believes it is in the best interests of our Company and our stockholders for Robert W. Duggan to serve as our Chief Executive Officer and Chairman of the Board of Directors. The Chairman of the Board of Directors presides over all Board meetings and approves the agenda for meetings of the Board of Directors. He also works with the Board of Directors to drive decisions about particular strategies and policies.

The Appointment of the Lead Independent Director
Our Board of Directors has determined that it is advisable, in light of having the same person, Robert W. Duggan, serve as both Chief Executive Officer and Chairman of the Board of Directors, to appoint a lead independent director (“LID”). The Board of Directors has approved the appointment of Manmeet Soni as LID. The LID shall be responsible for the following duties: (i) to chair any meeting of the independent directors in executive sessions; (ii) to meet with any director who is not adequately performing his or her duties as a member of the Board of Directors; (iii) to facilitate communications between other members of the Board of Directors and the Chairman of the Board and Chief Executive Officer; (iv) to monitor, with the assistance of the Company’s legal advisors, communications from stockholders and other interested parties; (v) to work with the Chairman of the Board in the preparation of the agenda for each Board of Directors meeting; and (vi) to otherwise consult with the Chairman of the Board and Chief Executive Officer on corporate governance matters and the Board of Directors’ performance.

The Board of Director’s Role in Risk Oversight
Our management has day-to-day responsibility for identifying risks facing us, including implementing suitable mitigating processes and controls, assessing risks in relation to Company strategies and objectives, and appropriately managing risks in a manner that serves the best interests of the Company, our stockholders, and other stakeholders. Our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks.
Generally, various committees of our Board of Directors oversee risks associated with their respective areas of responsibility and expertise. For example, our Audit Committee oversees, reviews and discusses with management and the independent auditor risks associated with our internal controls and procedures for financial reporting and the steps management has taken to monitor and mitigate those exposures; our Audit Committee also oversees the management of other risks, including those associated with credit risk. Our Compensation Committee oversees the management of risks associated with our compensation policies, plans and practices. Our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence and the composition and organization of the Board of Directors. Management and other employees report to the Board of Directors and/or relevant committee from time to time on risk-related issues.
Diversity of the Board
Although the Nominating and Corporate Governance Committee does not maintain a specific policy with respect to board diversity, the Board of Directors believes that the Board of Directors should be a diverse body. Diversity in experiences, perspectives, and backgrounds is just one of many factors considered by the Nominating and Corporate Governance Committee in considering director nominees. In August 2021, the SEC adopted Nasdaq’s proposal that requires listed companies to provide statistical information about their boards of directors, in the form of a matrix chart. The below Diversity Matrix reports self-identified diversity statistics for the Board in the format required by Nasdaq’s rules.

Board Diversity Matrix (as of April 14, 2023)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	4	4	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Director Independence
Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Mr. Clark, Ms. Mahatme, Mr. Soni, Mr. Booth and Ms. Cesano, representing five of our eight directors, is “independent” as that term is defined under the rules of The Nasdaq Stock Market and none of these directors has or has had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board of Directors also determined that Mr. Clark, Ms. Mahatme, Mr. Soni, Mr. Booth, and Ms. Cesano, who comprise our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules, including Rule 10A-3 of the Exchange Act, and the rules of The Nasdaq Stock Market. In making this determination, our Board of Directors considered the relationships that each non-employee director has or has had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Under The Nasdaq Stock Market listing requirements, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company.” Because Mr. Duggan owns more than a majority of the voting power of our outstanding shares of common stock, we are a “controlled company” under the corporate governance rules for Nasdaq-listed companies. A “controlled company” may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:
•a majority of the board of directors consist of independent directors;
•the compensation committee be composed entirely of directors meeting Nasdaq independence standards applicable to compensation committee members with a written charter addressing the committee's purpose and responsibilities;
•the compensation committee be responsible for the hiring and overseeing of persons acting as compensation consultants and be required to consider certain independence factors when engaging such persons; and
•director nominees either be selected, or recommended for board of directors' selection, either by “independent directors” as defined under the rules of Nasdaq constituting a majority of the board of director's "independent directors" in a vote in which only “independent directors” participate, or by a nominations committee comprised solely of “independent directors.”

We have elected to take advantage of these exemptions. As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance rules.
Director Nominations
Candidates for nomination to our Board of Directors are selected by the Nominating and Corporate Governance Committee in accordance with the committee’s charter, and our Certificate of Incorporation and Bylaws. The Nominating and Corporate Governance Committee evaluates all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.
The Nominating and Corporate Governance Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. Our Board of Directors has adopted Corporate Governance Guidelines and the Nominating and Corporate Governance Committee has adopted Policies and Procedures for Director Candidates which sets out, among other things, that the Nominating and Corporate Governance Committee considers factors such as character, integrity, judgment, diversity of experience (including age, gender, international background, race and professional experience), independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like. The Nominating and Corporate Governance Committee considers the following minimum qualifications to be satisfied by any nominee to the Board of Directors: a reputation for integrity, honesty and adherence to high ethical standards; a demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; a commitment to understanding the Company and its industry; a commitment to regularly attend and participate in meetings of the Board and its committees; an interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, including stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders. Based on the Nominating and Corporate Governance Committee’s recommendation, the Board of Directors selects director nominees and recommends them for election by our stockholders, and also fills any vacancies that may arise between annual meetings of stockholders.
The Nominating and Corporate Governance Committee will consider director candidates who are proposed by our stockholders in accordance with our Bylaws, our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates and other procedures established from time to time by the Nominating and Corporate Governance Committee. If you would like the Nominating and Corporate Governance Committee to consider a prospective director candidate, please follow the procedures in our Bylaws and submit the candidate’s name and qualifications to: Corporate Secretary, Summit Therapeutics Inc., 2882 Sand Hill Road, Suite 106, Menlo Park, CA 94025.
Code of Business Conduct and Ethics
We have also adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Investor Center” section of our website, which is located at https://www.smmttx.com/. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K to be filed with the SEC.
Policy on Short Sales, Derivative Transactions and Hedging Transactions
The Company’s Insider Trading Policy prohibits any director or employee from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, including short sales “against the box”, (ii) purchases or sales of puts, calls, or other derivative securities or (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities.
Communication with the Board of Directors
Any stockholder communication with our Board of Directors or individual directors should be directed to Summit Therapeutics Inc., c/o Corporate Secretary, 2882 Sand Hill Road, Suite 106, Menlo Park, CA 94025. The Corporate Secretary will forward these communications, as appropriate, directly to the director(s). The independent directors of the Board of Directors review and approve the stockholder communication process periodically in an effort to enable an effective method by which stockholders can communicate with the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Board and Committee Meetings
Our Board of Directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. During fiscal year 2022, our Board of Directors held 8 meetings, and each director attended at least 75 % of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
The names of our director nominees and directors, their ages and certain other information about them are set forth below:

Name	Age	Position
Robert W. Duggan	78	Chief Executive Officer and Executive Chairman
Mahkam Zanganeh	52	Co-Chief Executive Officer, President, and Director
Manmeet S. Soni	45	Lead Independent Director
Kenneth A. Clark	64	Director
Robert Booth	69	Director
Ujwala Mahatme	58	Director
Alessandra Cesano	62	Director
Yu Xia	56	Director

The principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board of Directors to conclude that they should serve on the Board of Directors, are described below. There are no family relationships among any of our directors or executive officers, however, Mr. Duggan and Dr. Zanganeh have a personal relationship with each other.
Robert W. Duggan, age 78, has served as a member of our Board of Directors since December 2019, Executive Chairman since February 2020, and Chief Executive Officer since April 2020. Since 2016, Mr. Duggan has been Chief Executive Officer of Duggan Investments, Inc., a family office of Mr. Duggan dedicated to research and administration of his personal investments primarily in the field of biotech focused on patient-friendly breakthrough solutions to complex diseases of aging. From September 2007 through the acquisition by AbbVie Inc. in May 2015, Mr. Duggan was a member of the board of directors of Pharmacyclics, Inc., a patient-friendly, science-based, employee-driven developer of small-molecule medicines for the treatment of cancers. Mr. Duggan was also the Chairman and Chief Executive Officer of Pharmacyclics from September 2008 to May 2015 as well as its largest investor. From 1990 to 2003, Mr. Duggan was chairman of the board of directors of Computer Motion, Inc. From 1997 to 2003, Mr. Duggan also served as Chief Executive Officer of Computer Motion. In June 2003, Computer Motion merged with Intuitive Surgical Inc. Mr. Duggan has been a director and the chairman of the board of directors of Pulse Biosciences, Inc. since November 2017. From 2003 to 2011, Mr. Duggan served on the board of directors of Intuitive Surgical. Mr. Duggan received a U.S. Congressman’s Medal of Merit from Ron Paul in 1985 and in 2000 he was named a Knight of the Legion of Honor by President Jacques Chirac of France. He is a member of the University of California at Santa Barbara Foundation board of trustees.

Mr. Duggan was appointed as a director because of his significant combined service as Chief Executive Officer of an innovative biopharmaceutical company and career spanning over 30 years as a venture investor and advisor for a broad range of companies, and extensive expertise in vision, strategic development, planning, finance and management.

Mahkam (Maky) Zanganeh, age 52, has served as a member of our Board of Directors since November 2020 and as co-Chief Executive Officer and President since July 2022. Dr. Zanganeh has previously served as the Company’s Chief Operations Officer from November 2020 to July 2022. Dr. Zanganeh is Founder, Chief Executive Officer and Director of Maky Zanganeh and Associates, an executive management and consulting firm founded in 2015. Previously, from August 2012 to September 2015, she served as the Chief Operating Officer of Pharmacyclics Inc. She also served as Chief of Staff and Chief Business Officer of Pharmacyclics from December 2011 to July 2012 and Vice President, Business Development from August 2008 to November 2011. Prior to joining Pharmacyclics Inc., Dr. Zanganeh served as President Director General (2007-2008) for the French government bio-cluster project initiative in France, establishing alliances and developing small life science businesses regionally. From September 2003 to August 2008, Dr. Zanganeh served as Vice President of Business Development for Robert W. Duggan & Associates. Dr. Zanganeh also served as worldwide Vice President of Training & Education (2002-2003) and President Director General for Europe, Middle East and Africa (1998-2002) for Computer Motion Inc. Dr. Zanganeh has been a member of the Board of Directors of Pulse Biosciences, Inc. since February 2017. Dr. Zanganeh received a DDS degree from Louis Pasteur University in Strasbourg, France and MBA from Schiller International University in France.
Dr. Zanganeh was appointed as a director because of her years of executive and operational experience in the life sciences industry.
Manmeet Soni, age 45, has served as a member of our Board of Directors since December 2019 and as lead independence director ("LID") since March 2023.  Since February 2022, Mr. Soni is the President, Chief Operating Officer and Chief Financial Officer of Reata Pharmaceuticals, Inc., a pharmaceutical company focused on developing and commercializing novel therapeutics for the treatment of severe or life-threatening diseases. Mr. Soni joined Reata in August 2019 as Chief Financial Officer, Executive Vice President and was promoted in June 2020 to Chief Operating Officer and Chief Financial Officer, Executive Vice President of Reata.

Prior to joining Reata Pharmaceuticals, Mr. Soni was the Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals Inc. from May 2017 to August 2019.  From March 2016 to February 2017, Mr. Soni served as Executive Vice President, Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, when ARIAD was acquired by Takeda Pharmaceutical Company Limited. Previously, he served as Chief Financial Officer of Pharmacyclics, Inc., a biopharmaceutical company, until its acquisition by AbbVie in 2015.  Prior to joining Pharmacyclics, Mr. Soni worked at Zeltiq Aesthetics Inc., a publicly held medical technology company which was acquired by Allergan Inc. (acquired by Abbvie).  Prior to Zeltiq, Mr. Soni worked at PricewaterhouseCoopers in the life science and venture capital group. Mr. Soni currently serves as a member of the board of directors of Pulse Biosciences, Inc. since November 2017 and previously served as a member of the board of directors of Arena Pharmaceuticals, Inc. from December 2018 to June 2021. Mr. Soni is a Certified Public Accountant and Chartered Accountant (India).

Mr. Soni was appointed as a director because of his extensive experience in the life sciences industry and his financial and accounting expertise.

Kenneth A. Clark, age 64, has served on our Board of Directors since October 2021. Mr. Clark is currently a partner at Wilson Sonsini Goodrich & Rosati ("WSGR") based out of the firm’s Palo Alto, CA, office. At WSGR, Mr. Clark advises biotech companies in strategic partnerships, mergers and acquisitions, and financing transactions, in addition to a range of other matters. Mr. Clark has previously served as a member of the boards of directors for multiple publicly traded companies, including Pulse BioSciences, Inc. and Pharmacyclics, Inc., in addition to serving two terms on WSGR’s Board of Directors. Mr. Clark received his undergraduate degree from Vanderbilt University and earned his juris doctorate from the University of Texas School of Law.

We believe Mr. Clark is qualified to serve on our Board of Directors because of his expertise in business consulting, deal transactions, financing, and corporate law in the biotechnology sector.

Robert Booth, age 69, has served on our Board of Directors and as a member of the Nominating and Corporate Governance Committee since September 2022. Dr. Booth has spent more than 30 years in the biopharmaceutical industry, most recently as founder and chief executive officer of Virobay Inc. Additionally, he has served as operating partner and senior advisor at TPG Biotech. Prior to Virobay, Dr. Booth was the chief scientific officer at Celera Genomics, where he was responsible for all discovery and development activities. At Celera, Dr. Booth conceived and initiated the BTK inhibitor program that was ultimately licensed to Pharmacyclics and from which IMBRUVICA® (ibrutinib) was developed and approved. Dr. Booth served on the board of directors of Pharmacyclics until its acquisition by AbbVie. Prior to Celera, Dr. Booth was senior vice president for Roche in Palo Alto, California, where he was a member of the global research management team and the business development committee, which oversaw licensing opportunities. Dr. Booth received his BSc and PhD in biochemistry from the University of London. The Board has determined that Dr. Booth qualifies as an independent director under applicable Nasdaq listing rules.

We believe Dr. Booth is qualified to serve on our Board of Directors because of his expertise in the life sciences industry.

Ujwala Mahatme, age 58, has served as a member of our Board of Directors since July 2020. Currently, Ms. Mahatme serves as the Founder and Managing Partner of Mahatme Bitterman PLLC, a role she has held since 2002. Previously, Ms. Mahatme served as Counsel at Gibson, Dunn & Crutcher and Counsel and Counsel and Associate at Pillsbury Winthrop Shaw Pittman LLP. She received her Bachelor of Commerce from Brihan Maharashtra College of Commerce, University of Poona, her Bachelor of Laws from ILS Law School, University of Poona, Master of Laws from the University of Cambridge and Master of Laws in Corporation Law from New York University.

We believe Ms. Mahatme is qualified to serve on our Board of Directors because of her expertise in corporate law and financing in the biotechnology sector.

Alessandra Cesano, age 62, has served as a member of our Board of Directors and the Nominating and Corporate Governance Committee since November 2022. Dr. Cesano has 25 years of experience in research and development in both drug and diagnostic companies ranging from large, global biopharma to private, venture-backed companies, and currently serves as Chief Medical Officer of ESSA Pharma. Prior to ESSA, Dr. Cesano was the Chief Medical Officer at NanoString Inc., where she built and led the Immuno-Oncology program and the diagnostic pipeline. Prior to NanoString, she was Chief Medical Officer for Cleave Biosciences. There, Dr. Cesano led the successful filing of two INDs for a clinical candidate and led two Phase I trials in Multiple Myeloma and solid tumors. Dr. Cesano has global full-phase development and regulatory experience with large and small molecules and had a substantive and lead role in two approved drugs – Kepivance® (palifermin) and Vectibix® (panitumumab). Dr. Cesano serves on the board of directors at Puma Biotechnology. She received her PhD in tumor immunology and her MD from the University of Turin. The Board has determined that Dr. Cesano qualifies as an independent director under applicable Nasdaq listing rules.

We believe Dr. Cesano is qualified to serve on our Board of Directors because of her expertise in the biopharmaceutical industry focused on oncology.

Yu (Michelle) Xia, age 56, has served as a member of our Board of Directors since January 2023. Dr. Xia is the founder of Akeso, Inc., and has been the chairwoman, president and CEO of the Company since its inception in 2012.

Dr. Xia has over 27 years of experience in the pharmaceutical industry and academic research. Prior to founding Akeso Biosciences, Dr. Xia held senior leadership roles at Crown Bioscience Inc., where she played a decisive role in constructing Crown Bioscience’s platform, building its team, setting and implementing its strategies, and forging its joint venture with Pfizer (the Pfizer-Crown Asian Cancer Research Centre). From 2006 to 2008, Dr. Xia served as a senior scientist and group leader at PDL BioPharma, Inc. (later acquired by AbbVie). In 2006, Dr. Xia served as a senior process development scientist at Bayer Corporation in the U.S. At both PDL BioPharma and Bayer, Dr. Xia oversaw CMC, process development and manufacturing of therapeutic protein and antibody drugs. Dr. Xia began her pharmaceutical career at Axys Pharmaceuticals, Inc. (later acquired by Celera Genomics), where she held both scientific and managerial roles in drug discovery programs from December 2000 to December 2005, overseeing a broad range of activities from target validation through IND-enabling studies. Dr. Xia earned her Ph.D. degree in molecular biology and microbiology from Newcastle University in the U.K. in 1994. Dr. Xia completed her postdoctoral research training at the University of Glasgow in the U.K. from 1993 to 1996, and she also conducted the cancer immune therapy research at the University of Louisville School of Medicine in the U.S. from 1996 to 2000.

Over the years, Dr. Xia has served important roles in numerous influential organizations, including a member of the Special Committee for Monoclonal Antibody of the China Medicinal Biotech Association, a committee member of the Special Committee for Science and Technology Innovation of China Overseas Returnee Entrepreneur Investment Association, an advisory committee member of the Chinese Antibody Society, and a director of Tongxieyi Antibody Talent Club. Dr. Xia has also received numerous awards and recognitions for her contributions to both the pharmaceutical industry and commercial enterprises. Most recently, Dr. Xia was selected into Forbes’ Powerful Women in Technology in 2020 and in 2023 was named by Forbes China as a Top 100 Women in Business in China.

We believe Dr. Xia is qualified to serve on our Board of Directors because of her extensive experience in the biopharmaceutical industry, including in oncology.

Board Committees
Our Board of Directors has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee all operate under charters approved by our Board of Directors, which charters are available on the Investor Center of our website at https://www.smmttx.com under “Corporate Governance.” Our Board of Directors from time to time establishes additional committees to address specific needs.
The following table sets forth (i) the three standing committees of the Board of Directors, (ii) the members of each committee as of December 31, 2022, and (iii) the number of meetings held by each committee in fiscal year 2022:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Robert W. Duggan
Mahkam Zanganeh
Manmeet S. Soni	X (Chair)	X (Chair)	X
Kenneth A. Clark	X	X	X (Chair)
Ujwala Mahatme(1)	X	X	X
Robert Booth (2)			X
Alessandra Cesano(3)			X

Number of Meetings Held During 2022	4	4	1
_______________
(1)Ms. Mahatme replaced Dr. Gayko on the Nominating and Corporate Governance Committee effective April 28, 2022.
(2)Dr. Booth was elected as a director on September 28, 2022. He was appointed as a member of the Nominating and Corporate Governance Committee in connection with his election.
(3)Dr. Cesano was elected as a director on November 15, 2022. She was appointed as a member of the Nominating and Corporate Governance Committee in connection with her election.

Our Corporate Governance Guidelines set out that all directors are expected to attend our annual meeting of stockholders. All of the current Board members who were members of the Board at our 2022 annual stockholder meeting attended such meeting.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board of Directors in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•establishing policies regarding the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, if any, our registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions; and
•preparing the Audit Committee report required by SEC rules.

The members of our Audit Committee are Mr. Clark, Ms. Mahatme and Mr. Soni. Mr. Soni serves as our Audit Committee Chair. Our Board of Directors has determined that each member of our Audit Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market. We believe that the composition of our Audit Committee meets the requirements for independence under, and the functioning of our Audit Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations. In addition, our Board of Directors has determined that Mr. Soni meets the financial literacy requirements under the rules of The Nasdaq Stock Market and the SEC and that he qualifies as Audit Committee financial expert as defined under SEC rules and regulations.
Compensation Committee
Our Compensation Committee oversees our corporate compensation policies, plans and programs. Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our chief executive officer and our other executive officers;
•overseeing an evaluation of our senior executives;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to our Board of Directors with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•preparing the Compensation Committee report required by SEC rules.
The members of our Compensation Committee are Mr. Clark, Ms. Mahatme and Mr. Soni. Mr. Soni serves as our Compensation Committee Chair. Our Board of Directors has determined that each member of our Compensation Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board of Directors;
•recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board of Directors’ committees;
•reviewing and making recommendations to our Board of Directors with respect to our Board of Directors leadership structure;

•reviewing and making recommendations to our Board of Directors with respect to management succession planning;
•developing and recommending to our Board of Directors corporate governance principles; and
•overseeing an annual evaluation of our Board of Directors.
As of December 31, 2022 the members of our Nominating and Corporate Governance Committee are Mr. Clark, Mr. Soni, Dr. Booth, Ms. Mahatme and Dr. Cesano. Mr. Clark serves as our Nominating and Corporate Governance Committee Chair. Ms. Mahatme replaced Dr. Gayko on the Nominating and Corporate Governance Committee effective April 28, 2022. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market.

Director Compensation
Employee directors are not compensated for Board of Directors services in addition to their regular employee compensation.
For 2022, the non-employee members of the Board of Directors were compensated as follows:

Cash compensation: Each non-employee member of the Board received the following cash compensation (the “Retainer Cash Payments”):
•an annual retainer for each member of the Board of $42,000 paid in equal quarterly installments;
•the members of our Audit, Compensation and Nominating and Corporate Governance Committees were eligible to receive an additional annual retainer of $6,000 for their service on each committee; and
•the Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees were eligible to receive annual retainers of $33,000, $12,000, and $12,000, respectively.

We reimbursed our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.
Equity Compensation: Each non-employee director received a stock option annual grant to purchase 25,000 shares of the Company’s common stock, par value $0.01, at a strike price equal to the fair market value of the common stock on the grant date, which shall vest in four equal quarterly installments, with the first such installment occurring on March 31 in the year of grant. For 2023, the stock option annual grant was increased to 35,000.
Each new non-employee director appointed during 2022 received a stock option grant to purchase 200,000 shares of the Company’s common stock, par value $0.01, at a strike price equal to the fair market value of the common stock on the grant date, which shall vest in four equal annual installments, with the first such installment occurring on the one-year anniversary of the grant date. Each new non-employee director appointed during 2022 was also granted a prorated annual grant for their service in the fourth quarter of 2022, at a strike price equal to the fair market value of the common stock on the grant date, which vested in full on December 31, 2022.

For 2023, each non-employee director may elect to convert all or a portion of his or her Retainer Cash Payments into a number of options (the “Retainer Option,” and such election, a “Retainer Option Election”) into a set number of options. The number of shares subject to a Retainer Option will be equal to (i) the product of (A) the dollar value of the aggregate Retainer Cash Payments that the non-employee director elects to forego over the course of a specified period covered by a Retainer Option Election in favor of receiving a Retainer Option multiplied by (B) 3.0 (the “Retainer Option Multiplier”), divided by (ii) the fair market value of a share on the date of grant of the Retainer Option, provided that the number of shares covered by such Retainer Option shall be rounded to the nearest whole share. The Retainer Options shall be awarded annually and vest in four equal quarterly installments on March 31, June 30, September 30 and December 31 following the Retainer Option Election, subject to the director remaining as a non-employee director on each such vesting date. The election must be made by December 31 of the preceding year. The Company had a similar plan in effect in 2022, with the principal difference being that the Retainer Option Multiplier was 2.5. In connection with 2022, Mr. Soni, Mr. Clark, Dr. Gayko, and Ms. Mahatme elected to receive all of their compensation in Retainer Options. Note Dr. Gayko joined the Company as Head of Regulatory, Safety, and Quality on April 25, 2022 and thus, resulted in her 31,915 options granted being canceled. Note Ms.

Mahatme was appointed to the Nominating and Corporate Governance Committee on April 28, 2022, and thus, her related fees of $4,060 were paid in cash.

The following table sets forth information concerning compensation paid or earned for services rendered to us by the non-employee members of our Board of Directors for the fiscal year ended December 31, 2022. Compensation paid to Mr. Duggan and Dr. Zanganeh is included in the section entitled, “Executive Compensation” and excluded from the table below:

Name	Fees earned or paid in cash ($)	Option Awards ($)(1)	Total ($)
Kenneth A. Clark	$—	$78,411	$78,411
Urte Gayko(2)(3)	$—	$609,856	$609,856
Robert Booth	$12,395	$178,836	$191,231
Ujwala Mahatme	$4,060	$68,423	$72,483
Manmeet S. Soni	$—	$100,886	$100,886
Alessandra Cesano	$6,181	$159,183	$165,364
_______________
(1)Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.
(2)As previously disclosed, effective September 28, 2022, Urte Gayko resigned from the Board of the Company in order to create a vacancy for Dr. Robert Booth and to focus on her full-time role as Head of Regulatory, Safety, and Quality for the Company. Ms. Gayko’s resignation from the Board was not due to any disagreement with the Company regarding the Company’s operations, policies or practices. In connection with Ms. Gayko’s retention as an employee of the Company, Ms. Gayko received grants of (i) 400,000 options vesting annually over four years, and (ii) 400,000 options with performance-based criteria and market service conditions, none of which were achieved as of December 31, 2022; while 31,915 options previously issued to Ms. Gayko as a former member of the Board of Directors were canceled.
(3)Dr. Gayko was awarded stock options with performance-based criteria and market service conditions. Only 20% of the awards were estimated to be probable, these awards have a fair value associated with the awards at grant date of $68,000. The aggregate value associated with the awards at grant date is $306,800, assuming 100% of the performance conditions were achieved at December 31, 2022.

The aggregate number of shares subject to stock options outstanding and exercisable on December 31, 2022 for each non-employee director is as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2022	Aggregate Number of Stock Options Exercisable as of December 31, 2022
Kenneth A. Clark	289,760	139,760
Urte Gayko	1,039,679	89,679
Robert Booth	206,250	6,250
Ujwala Mahatme	311,212	211,212
Manmeet S. Soni	359,719	309,719
Alessandra Cesano	204,166	4,166

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors has nominated Robert W. Duggan, Mahkam Zanganeh, Kenneth A. Clark, Robert Booth, Ujwala Mahatme, Manmeet S. Soni, Alessandra Cesano, and Yu Xia for election at the Annual Meeting to terms expiring at the 2023 annual meeting of stockholders. Please refer to “Board of Directors and Committees of the Board” section above for the nominees’ biographies.
The eight nominees receiving the highest number of votes will be elected at the Annual Meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.
Summary information regarding our nominees is set forth below.

Name	Age	Position	Director Since
Robert W. Duggan	78	Chief Executive Officer & Chairman of the Board of Directors of Summit Therapeutics Inc.; Chief Executive Officer of Duggan Investments, Inc.	2019
Mahkam Zanganeh	52	Co-Chief Executive Officer, President & Director of Summit Therapeutics Inc.; Founder and Chief Executive Officer of Maky Zanganeh and Associates	2020
Kenneth A. Clark	64	Member of Wilson Sonsini Goodrich & Rosati, P.C.	2021
Robert Booth	69	Retired Executive and Professor; Board Member	2022
Ujwala Mahatme	58	Founder and Managing Partner of Mahatme Bitterman PLLC	2020
Manmeet S. Soni	45	President, Chief Operating Officer & Chief Financial Officer of Reata Pharmaceuticals, Inc.	2019
Alessandra Cesano	62	Chief Medical Officer of ESSA Pharma	2022
Yu Xia	56	Chief Executive Officer and Chairwoman of Akeso, Inc.	2023
There is no family relationship among any of the nominees, directors and/or any of our executive officers, however, Mr. Duggan and Dr. Zanganeh have a personal relationship with each other. Our executive officers serve at the discretion of the Board of Directors. Further information about our directors is provided in the “Board of Directors and Committees of the Board” section above. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the election of all eight nominees; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the nominees unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
ALL EIGHT NOMINEES TO SERVE AS OUR DIRECTORS

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2023 and recommends that stockholders vote in favor of the ratification of such appointment. PricewaterhouseCoopers LLP was our independent registered public accounting firm for the fiscal year ended December 31, 2022.
Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
PricewaterhouseCoopers LLP representatives are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
Vote Required
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR”
THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

AUDITOR SERVICES AND FEES
Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.
Auditor Fees
The following table sets forth the approximate aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the years ending December 31, 2022 and 2021, respectively (in thousands):

Fee Category	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees	$1,234	$1,113
Audit-Related Fees	—	—
Tax fees	—	—
All Other Fees	4	4
Total	$1,238	$1,117
Audit Fees: Audit fees for both years consisted of professional services rendered for: (i) the audit of our annual consolidated financial statements, (ii) statutory audits, (iii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q and (iv) audit services associated with other reports filed with the Securities and Exchange Commission.
Audit-Related Fees: Consists of fees for professional services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and which are not reported under “Audit Fees” above. There were no audit-related fees for the year ended December 31, 2022 and 2021, respectively.
Tax Fees: Consists of fees for professional services for tax compliance, tax advice and tax planning. There were no tax fees for the year ended December 31, 2022 and 2021, respectively.
All Other Fees: All other fees for the year ended December 31, 2022 and 2021, respectively, related to a subscription to a global research and disclosure software platform.
The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
    We are required by Section 14A of the Exchange Act to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Executive Compensation” sections of this proxy statement.

    We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Executive Compensation” section of this proxy statement discloses information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in such section when evaluating our approach to compensating our named executive officers.

    Our Board of Directors and the Compensation Committee of our Board of Directors monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

    The objectives of our executive compensation programs are to attract and retain the talented individuals we need to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has structured executive compensation in accordance with the following considerations (among others):
•Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at market levels for comparable companies.
•Linking the vesting of most option awards to performance standards established by our Compensation Committee as described in the “Executive Compensation” section of this proxy statement.
•Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each continuing named executive officer in any year reflected under “Executive Compensation – Summary Compensation Table” has not exceeded $10,000.

    The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders. Please refer to the “Executive Compensation” sections of this proxy statement for a discussion of our Company’s executive compensation practices and philosophy and the actual compensation provided to our named executive officers.
    The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the compensation of our named executive officers unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Board of Directors and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Executive Officer or principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:
•the related person’s interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are presumed not to be related person transactions for purposes of this policy:
•interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the entity receiving payment under the transaction; and
•a transaction that is specifically contemplated by provisions of our charter or Bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our Compensation Committee in the manner specified in its charter.
Related Party Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Transactions with Robert W. Duggan
On December 6, 2022, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”), with Mr. Duggan and Dr. Zanganeh, pursuant to which the Company agreed to sell to each of Mr. Duggan and Dr. Zanganeh unsecured promissory notes in the aggregate amount of $520 million. Pursuant to the Note Purchase Agreement, the Company issued to Mr. Duggan and Dr. Zanganeh unsecured promissory notes in the amount of $400 million (the “Duggan February Note”) and $20 million (the “Zanganeh Note”), respectively, which would mature and become due on February 15, 2023 and an unsecured promissory note to Mr. Duggan in the amount of $100 million (the “Duggan September Note” and together with the Duggan February Note and the Zanganeh Note, the “December 2022 Notes”), which will mature and become due on September 15, 2023. The maturity dates of the December 2022 Notes could be extended one or more times at the Company’s election, but in no event to a date later than September 6, 2024. In addition, if the Company shall consummate a public offering, then upon the later to occur of (i) five business days after the Company receives the net cash proceeds therefrom or (ii) May 15, 2023, the Duggan February Note and the Zanganeh Note shall be prepaid by an amount equal to the lesser of (a) 100% of the amount of the net proceeds of such offering and (b) the outstanding principal amount on such notes.

On January 19, 2023, the Company provided notice to extend the term of the Duggan February Note and Duggan September Note to a maturity date of September 6, 2024. Furthermore, on January 19, 2023, the Company and Mr. Duggan rectified the Duggan February Note and Duggan September Note in order to correctly reflect the parties’ intent that the Company may only prepay (i) the Duggan February Note following the completion of a public rights offering to be conducted by Summit in the approximate amount of $500 million (the “2023 Rights Offering”), or a similar capital raise, in an amount equal to the lesser of (x) the net proceeds of the Rights Offering or such capital raise or (y) the full amount outstanding of the Duggan February Note, and (ii) Duggan September Note following the completion of a capital raising transaction subsequent to the 2023 Rights Offering in an amount equal to the lesser of (i)

the net proceeds of such capital raise or (ii) the full amount outstanding of the Duggan September Note. Following the issuance of the two new Promissory Notes (the “Duggan Promissory Notes”), the Duggan February Note and Duggan September Note were marked as “cancelled” on their faces and replaced in their entirety by the Duggan Promissory Notes (together with the Zanganeh Note, the “Notes”). The Notes accrue interest at an initial rate of 7.5%. All interest on the Notes were paid on the date of signing for the period through February 15, 2023. Such prepaid interest was paid in a number of shares of the Company’s common stock, par value $0.01 equal to the dollar amount of such prepaid interest, divided by $0.7913 (the consolidated closing bid price immediately preceding the time the Company entered into the Note Purchase Agreement, plus $0.01), which was 9,346,434 shares to Mr. Duggan and 373,857 shares to Dr. Zanganeh. For all applicable periods following the February 15, 2023, interest shall accrue on the outstanding principal balance of the Notes at the US prime interest rate, as reported in the Wall Street Journal, plus 50 basis points, as adjusted monthly, for three months immediately following February 15, 2023, and thereafter at the US prime rate plus 300 basis points, as adjusted monthly. In connection with the closing of the 2023 Rights Offering, the $400 million Duggan February Note matured and became due, and the Company repaid all principal and accrued interest thereunder using a portion of the proceeds from the 2023 Rights Offering.

On August 16, 2022, 94,849,203 shares were purchased by Mr. Duggan in connection with the July 2022 rights offering ("2022 Rights Offering").

On March 10, 2022, the Company entered into a note purchase agreement with Mr. Duggan, pursuant to which Mr. Duggan loaned the Company $25.0 million in exchange for the issuance by the Company of an unsecured promissory note in the amount of $25.0 million (the “2022 Note”). The 2022 Note accrued interest at a rate per annum equal to the prime rate as reported in the Wall Street Journal, which was 3.25% as of the effective date. The 2022 Note became due upon the earlier of (i) the consummation of a registered public offering with net proceeds of no less than $25.0 million or (ii) 18 months from the date of issuance of the 2022 Note, and was repaid on August 10, 2022.

On May 12, 2021, the Company closed its rights offering ("2021 Rights Offering"), which was fully subscribed. Aggregate gross proceeds received from the rights offering of $75.0 million from the sale of 14,312,976 shares of the Company's common stock, of which 11,365,921 shares were purchased by Mr. Duggan.

On April 20, 2021, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Mr. Duggan, pursuant to which Mr. Duggan loaned the Company $55.0 million in exchange for the issuance by the Company of an unsecured promissory note in the amount of $55.0 million (the “April 2021 Note #2”). The Note accrues interest at a rate per annum equal to 150% of the applicable 10 Year US Treasury rate, as adjusted monthly (initially estimated to be approximately 2.4%). The Company may prepay any portion of the April 2021 Note #2 at its option without penalty. The April 2021 Note #2 provides that it will mature and become due upon the earlier of (i) the consummation of a registered public offering with net proceeds of no less than $55.0 million or (ii) 13 months from the date of issuance of the April 2021 Note #2. The April 2021 Note #2 was repaid in connection with the consummation of the 2021 Rights Offering.
On March 24, 2021, Mr. Duggan entered into a note purchase agreement pursuant to which he loaned the Company $55.0 million in exchange for the issuance by the Company of an unsecured promissory note in the amount of $55.0 million. The note accrues interest at a rate per annum equal to 150% of the applicable 10 Year US Treasury rate, as adjusted monthly. The rate is initially estimated to be approximately 2.4%. The Company may prepay any portion of the note at its option without penalty. The note will mature and become due upon the earlier of (i) the consummation of a registered public offering with net proceeds of no less than $55.0 million, or (ii) 13 months from the date of issuance of the note. On April 20, 2021 the note purchase agreement and note were rescinded and the note was repaid without interest or penalty pursuant to the terms of a rescission agreement by and between the Company and Mr. Duggan. The rescission agreement was effective and the repayment of the principal amount had been made prior to the entry into the Purchase Agreement described above.
Transactions with Dr. Mahkam Zanganeh
As described above, on December 6, 2022, the Company entered into the Note Purchase Agreement with Mr. Duggan and Dr. Zanganeh, pursuant to which the Company agreed to sell to Mr. Duggan and Dr. Zanganeh the Notes in the aggregate amount of $520 million. Pursuant to the Note Purchase Agreement, the Company issued Dr. Zanganeh the Zanganeh Note in the amount of $20 million, which would mature and become due on February 15, 2023. All interest on the Notes shall be paid on the date of signing for the period through February 15, 2023. Such prepaid interest was paid in a number of shares of the Company’s common stock equal to the dollar amount of such prepaid interest, which was 373,857 shares to Dr. Zanganeh. On February 15, 2023, the $20 million Zanganeh Note matured and the Company repaid the outstanding principal balance.

On August 16, 2022, (i) 184,430 shares were purchased by Dr. Zanganeh (ii) 4,593,777 shares were purchased by the Mahkam Zanganeh Revocable Trust, of which Dr. Zanganeh is a trustee, and (iii) 1,030,925 shares were purchased by the Shaun Zanganeh Irrevocable Trust, of which Dr. Zanganeh is a trustee in connection with the 2022 Rights Offering.

On May 12, 2021, 389,977 shares were purchased by the Mahkam Zanganeh Revocable Trust in connection with the 2021 Rights Offering.

On March 26, 2021, the Company entered into the Sublease with Dr. Zanganeh and Associates, Inc. (“MZA”) consisting of 4,500 square feet of space at 2882 Sand Hill Road, Menlo Park, CA (the “Sublease”). The Sublease runs until September 2022. The rent payable under the terms of the Sublease is equivalent to the proportionate share of the rent payable by MZA to the third party landlord, based on the square footage of office space sublet by the Company, and no mark-up has been applied. During the year ended December 31, 2021, payments of $556 thousand were made pursuant to the sublease. During the year ended December 31, 2022, payments of $537 thousand were made pursuant to the sublease.

On July 25, 2022, the Company entered into the First Amendment, dated July 19, 2022 to the Sublease with MZA. The existing Sublease term, which was set to expire on September 30, 2022, was extended for a period of thirty-nine months from October 1, 2022 through December 31, 2025. The rent payable under the terms of the Sublease is equivalent to the proportionate share of the net payable by MZA to the third-party landlord, based on the square footage of office space sublet by the Company, and no mark-up has been applied.

On July 29, 2022, the Company entered into the Second Amendment, dated August 1, 2022, to the Sublease with MZA. The Second Amendment was effective as of August 1, 2022 and expires on December 31, 2025. The Second Amendment includes an additional 1,277 square feet (the "Expansion Premises") of office space at 2882 Sand Hill Road, Menlo Park, California. The rent payable under the terms of the Sublease is equivalent to the proportionate share of the net payable by MZA to the third-party landlord, based on the square footage of office space sublet by the Company, and no mark-up has been applied. During the year ended December 31, 2022 payments of $54 thousand, were made pursuant to the Second Amendment to the Sublease.

Transactions with Dr. Yu (Michelle) Xia
On December 5, 2022, the Company entered into a Collaboration and License Agreement (the “License Agreement”) with Akeso, Inc. and its affiliates (“Akeso”) and certain ancillary transaction documents as set forth in the License Agreement. The License Agreement closed on January 17, 2023 following customary waiting periods, and both Akeso and Summit entered into the Common Stock Issuance Agreement (“Issuance Agreement”). Pursuant to the License Agreement and Issuance Agreement, Akeso elected to receive 10 million shares of Company common stock in lieu of cash and was paid $274.9 million in cash as the initial upfront payment. The $200 million remaining amount of the $500 million upfront payment was paid on March 5, 2023. The Company and Akeso also entered into Amendment No. 1 to the License Agreement, dated January 16, 2023 (the “License Agreement Amendment”), to modify the Akeso party receiving payments under the License Agreement from Akeso Biopharma Co., Ltd. to Akeso, Inc. Upon the closing of the License Agreement, the Board of Directors of the Company appointed Dr. Yu (Michelle) Xia, current Chief Executive Officer and Chairwoman of Akeso, to serve as a member of the Board of Directors pursuant to the terms of the License Agreement.

Indemnification Agreements
Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and named executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Employment Arrangements
We have entered into employment agreements with certain of our executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 14, 2023 with respect to the beneficial ownership of our common stock by (i) each person we believe beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings or information provided to us by such person; (ii) each director and nominee; (iii) each named executive officer listed in the table entitled, “Summary Compensation Table” under the section entitled, “Executive Compensation”; and (iv) all directors and executive officers as a group. As of April 14, 2023, 697,685,365 shares of our common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Summit Therapeutics Inc., 2882 Sand Hill Road, Suite 106, Menlo Park, CA 94025.

Name and address of beneficial owner	Number of Shares Owned (1)	Right to Acquire Shares (2)	Total Beneficial Ownership	Percent of Class (3)
5% Stockholders:
Robert W. Duggan (4)	548,369,106	3,985,055	552,354,161	78.7%
Mahkam Zanganeh(5)	34,457,893	2,424,499	36,882,392	5.3%

Named executive officers and directors:
Robert W. Duggan(4)	548,369,106	3,985,055	552,354,161	78.7%
Mahkam Zanganeh(5)	34,457,893	2,424,499	36,882,392	5.3%
Ankur Dhingra(6)	274,085	150,000	424,085	*
Kenneth A. Clark	—	159,610	159,610	*
Robert Booth	—	23,175	23,175	*
Ujwala Mahatme	—	230,087	230,087	*
Manmeet S. Soni	—	318,469	318,469	*
Alessandra Cesano	—	17,004	17,004	*
Yu Xia	—	—	—	*

All named executive officers and directors as a group (8 people)	583,101,084	7,307,899	590,408,983	83.7%
_______________
(*)    Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)Excludes shares that may be acquired through the exercise of outstanding stock options or other equity awards.
(2)Represents shares issuable within 60 days after April 14, 2023 upon exercise of exercisable options and warrants; however, unless otherwise indicated, these shares do not include any equity awards awarded after April 14, 2023.
(3)For purposes of calculating the Percent of Class, shares that the person or entity had a right to acquire within 60 days after April 14, 2023 are deemed to be outstanding when calculating the Percent of Class of such person or entity.
(4)This information is based upon a Schedule 13D/A filed by Mr. Duggan with the Securities and Exchange Commission on February 16, 2023, updated by a Form 4/A filed by Mr. Duggan on March 8, 2023, and information known to the Company. The 552,354,161 shares of common stock beneficially owned by Mr. Duggan includes (i) 548,369,106 shares of common stock, 9,346,434 shares of common stock, representing the number of shares of common stock issued to Mr. Duggan as payment of interest in connection with the

Note Purchase Agreement and (ii) warrants to purchase 3,985,055 shares of common stock, which are exercisable until December 24, 2029.
(5)This information is based upon a Schedule 13D/A filed by Dr. Zanganeh with the Securities and Exchange Commission on March 13, 2023, updated by a Form 4/A filed by and information known to the Company. The 36,882,392 shares of Common Stock beneficially owned consist of (i) 34,457,893 shares of Common Stock owned in the aggregate by the Mahkam Zanganeh Revocable Trust and the Shaun Zanganeh Irrevocable Trust, (ii) warrants to purchase 1,121,176 shares of Common Stock (exercisable until December 24, 2029), and (iii) options to purchase 1,303,323 shares of Common Stock, comprising of 103,323 options (exercisable beginning on December 31, 2020 and exercisable until November 11, 2030) and 1,200,000 options (exercisable beginning on November 22, 2021 and exercisable until November 22, 2030). Of the warrants to purchase 1,121,176 shares of Common Stock, 489,814 are held individually by Dr. Zanganeh, and 315,681 are held by each of the Mahkam Zanganeh Revocable Trust and the Shaun Zanganeh Irrevocable Trust. The options to purchase 1,303,323 shares of Common Stock are held individually by Dr. Zanganeh.
(6)This information is based upon a Form 4/A filed by Mr. Dhingra with the Securities and Exchange Commission on March 8, 2023 and information known to the Company. The 424,085 shares of common stock beneficially owned by includes (i) 39,527 shares of common stock directly owned and (ii) 234,558 shares of common stock indirectly held by the Dhingra Family Revocable Trust.

EXECUTIVE OFFICERS
Biographical data for our current executive officers, including their ages as of December 31, 2022 is set forth below, except Mr. Duggan’s and Dr. Zanganeh’s biography, each of which are included under the heading, “Board of Directors and Committees of the Board” above.
Executive Officers
Ankur Dhingra, age 47, has served as Chief Financial Officer since May 2022. Mr. Dhingra served as Chief Financial Officer at CareDx, a company focused on transplant patient journey, from March 25, 2021 through May 25, 2022. In his role at CareDx, Mr. Dhingra was responsible for finance, information technology and market access functions. Prior to CareDx, Mr. Dhingra spent 18 years at Agilent Technologies (“Agilent”) in various finance and business management roles. From January 2019 through March 2021, he was Vice President of Investor Relations and prior to that, Mr. Dhingra served as Group CFO for Agilent’s Life Sciences and Applied Markets business. Mr. Dhingra has demonstrated a track record of success scaling businesses by executing and influencing growth-oriented business strategies, expanding margins and deploying M&A policies. He has extensive experience managing global teams of finance and accounting professionals. Mr Dhingra is a qualified Chartered Accountant (India).

EXECUTIVE COMPENSATION

Compensation Committee Report
The information contained in the following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.
The Compensation Committee has reviewed and discussed the following "Executive Compensation" section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that such information be included in this Proxy Statement.

Members of the Compensation Committee
Manmeet S. Soni (Chair)
Kenneth A. Clark
Ujwala Mahatme

Executive Compensation
The following is a discussion and analysis of compensation arrangements of our named executive officers (NEOs). This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2022 were as follows, who are comprised of (1) our principal executive officers in fiscal year 2022 and (2) our next most highly compensated executive officer who was serving as executive officer as of December 31, 2022:
•Robert W. Duggan, our Chief Executive Officer and Executive Chairman;
•Mahkam Zanganeh, our co-Chief Executive Officer, President and Director;
•Ankur Dhingra, our Chief Financial Officer;

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer and our next most highly compensated executive officer, who were serving as executive officers as of December 31, 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert W. Duggan, Chief Executive Officer and Executive Chairman(3)	2022	—	—	—	—	—
	2021	—	—	—	—	—
	2020	—	—	—	—	—

Mahkam Zanganeh, Director, co-Chief Executive Officer, and President	2022	450,000(4)	452,500	307,200(5)	32,349	1,242,049
	2021	450,000	182,250	8,987,768	19,196	9,639,214
	2020	49,615	—	476,316	1,381	527,312

Ankur Dhingra, Chief Financial Officer	2022	264,231(6)	381,918	694,464(7)	22,237	1,362,850
_______________

(1)    Amounts shown represent the aggregate grant date fair value of the restricted stock units and option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.
(2)    The amounts paid for all other compensation consisted of the following:

Name and Principal Position	Year	Health, Life and Disability Benefits ($)	401(k) Match/Pension Scheme ($)	Director Fees	Total ($)

Robert W. Duggan, Chief Executive Officer and Executive Chairman(3)	2022	—	—	—	—
	2021	—	—	—	—
	2020	—	—	—	—

Mahkam Zanganeh, Director, co- Chief Executive Officer, and President	2022	14,049	18,300	—	32,349
	2021	1,796	17,400	—	19,196
	2021	—	—	1,381	1,381

Ankur Dhingra, Chief Financial Officer	2022	22,237	—	—	22,237
(3)    Mr. Duggan has declined any compensation from the Company.
(4)    Note Dr. Zanganeh's salary was increased to $600,000 per annum effective January 1, 2023.
(5)     Dr. Zanganeh was awarded stock options with performance-based criteria and market service conditions. Only 20% of the awards were estimated to be probable, these awards have a fair value associated with the awards at grant date of $307,200. The aggregate fair value associated with the awards at grant date is $1,384,400, assuming 100% of the performance conditions were achieved.
(6)    Note Mr. Dhingra's salary was increased from $450,000 per annum to $500,000 per annum effective January 1, 2023.
(7)    Mr. Dhingra was awarded stock options with performance-based criteria and market service conditions. Only 20% of the awards were estimated to be probable, these awards have a fair value associated with the awards at grant date of $131,400. The aggregate fair value associated with the awards at grant date is $587,600, assuming 100% of the performance conditions were achieved.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our principal executive officer and our next most highly compensated executive officer, who were serving as executive officers as of December 31, 2022:

		Option Awards
Name		Number of securities underlying outstanding options		Option exercise price ($/sh)	Option expiration date
	Grant date	Exercisable	Unexercisable
Robert W. Duggan, Chief Executive Officer and Executive Chairman	—	—	—	—	—

Mahkam Zanganeh, Director, co-Chief Executive Officer, and President	11/11/2020	100,000	100,000	$3.71	11/11/2030
	11/11/2020	3,323	—	$3.71	11/11/2030
	11/22/2020(1)	1,200,000	1,200,000	$4.40	11/22/2030
	12/15/2021(2)	—	15,000	$4.75	12/15/2031
	6/28/2022(3)	—	1,300,000	$1.06	6/28/2032
	9/9/2022(3)	—	500,000	$1.29	9/9/2032

Ankur Dhingra, Chief Financial Officer	5/31/2022(4)	—	600,000	$1.33	5/31/2032
	6/28/2022(3)	—	400,000	$1.06	6/28/2032
	9/9/2022(3)	—	350,000	$1.29	9/9/2032
_______________

(1)    Option award was originally a performance-based award. In September 2021, this award was modified to a time-based award, which vest in four equal annual installments beginning on November 22, 2021.
(2)    Options vest in three years on December 15, 2024.
(3)     Option award is a performance-based award with market service conditions. As of December 31, 2022, none of the conditions had been met.
(4)     Options vest in four equal annual installments beginning May 31, 2023.

Narrative to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End
Employment Agreement with Mahkam Zanganeh
    We entered into an employment agreement with Dr. Zanganeh, our current co-Chief Executive Officer and President, on November 22, 2020. The employment relationship between the Company and Dr. Zanganeh is “at-will”, and the employment agreement has no specific term. Dr. Zanganeh’s annual base salary as of December 31, 2022 was $450,000. Pursuant to her employment agreement, upon her appointment she received a grant of options to purchase 2,400,000 shares of our common stock, vesting in four equal annual installments, subject to the satisfaction of certain performance conditions. During fiscal year ended December 31, 2021, the Compensation Committee of the Board of Directors determined to eliminate the requirements for satisfying performance-based stock option awards and deemed all performance-based vesting requirements satisfied. Following this determination, the option awards are subject only to previous existing time-based vesting conditions. Dr. Zanganeh was eligible in 2021 for an annual target bonus equal to 60% of her annual base salary, subject to achievement of performance objectives. Dr. Zanganeh was paid a discretionary cash bonus of $182,250 relating to 2021 and this bonus was paid in March of 2022. Dr. Zanganeh was paid a discretionary cash bonus of $202,500 and an extraordinary bonus of $250,000 relating to 2022 and this bonus was paid in January 2023.
Dr. Zanganeh is eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives. During her term of service as an executive officer, Dr. Zanganeh will not receive compensation that would otherwise be owed to her in her capacity as a member of our Board of Directors.

Employment Agreement with Ankur Dhingra

We entered into an employment letter with Mr. Dhingra, our Chief Financial Officer, on April 15, 2022. The employment relationship between the Company and Mr. Dhingra is “at-will”, and the employment agreement has no specific term. Mr. Dhingra’s annual base salary as of December 31, 2022 was $450,000. Pursuant to his employment agreement, upon his appointment he received a grant of options to purchase 600,000 shares of our common stock, vesting in four equal annual installments on the date approved by the Compensation Committee, and then on the next three anniversaries of such date. Mr. Dhingra was eligible in 2022 for an annual target bonus equal to 50% of his annual base salary, payable in accordance with the Company’s normal payroll practices. Mr. Dhingra was paid a discretionary cash bonus of $131,918 and an extraordinary bonus of $250,000 relating to 2022 and this bonus was paid in January 2023.

Mr. Dhingra is eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and its NEOs pay.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO-RD (1) (4)	Summary Compensation Table Total for PEO-MZ (2) (4)	Compensation Actually Paid to PEO-RD (1) (5)	Compensation Actually Paid to PEO-MZ (2) (5)	Average Summary Compensation Table Total for Non-PEO NEO (3) (4)	Average Compensation Actually Paid to Non-PEO NEO (3) (5)	Value of initial fixed $100 investment based on total shareholder return (TSR) (6)	Net Loss (in thousands)
2022	$—	$1,242,049	$—	$3,786,649	$1,362,850	$3,502,186	$265.63	$(78,782)
2021	$—	$9,639,214	$—	$5,123,646	$—	$—	$168.13	$(88,602)
2020	$—	$527,312	$—	$697,065	$—	$—	$293.75	$(53,697)
_______________

(1)	For each year shown, the PEO was Robert W. Duggan (Chief Executive Officer).
(2)	For each year shown, the PEO was Mahkam Zanganeh (Co-Chief Executive Officer).
(3)	For each year shown, the NEO was Ankur Dhingra. Ankur Dhingra has served as Chief Financial Officer since May 2022.
(4)	Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (“SCT”) on page 34. See the footnotes to the SCT for further detail regarding the amounts in these columns.
(5)	The dollar amounts reported in these columns represent the amounts of “Compensation Actually Paid” (otherwise known as "CAP"). The Amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).
(6)	Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2020.

2022	PEO-RD(1)	PEO-MZ(2)	Non-PEO NEO(3)
SCT Total Compensation	$—	$1,242,049	$1,362,850
Deduct amounts reported under the “Option Awards” column of the SCT	$—	$(307,200)	$(694,464)
Add fair value of awards granted in the fiscal year and unvested as of the fiscal year end	$—	$1,369,200	$2,833,800
Add change in fair value of awards granted in prior years unvested as of the fiscal year end	$—	$2,099,100	$—
Add change in fair value of awards granted in prior years that vested during the fiscal year as of the vesting date	$—	$(616,500)	$—
Total Compensation Actually Paid	$—	$3,786,649	$3,502,186

2021	PEO-RD(1)	PEO-MZ(2)	Non-PEO NEO(3)
SCT Total Compensation	$—	$9,639,214	$—
Deduct amounts reported under the “Stock Awards” and “Option Awards” column of the SCT	$—	$(8,987,768)	$—
Add Fair Value of Awards Granted in 2021 Unvested as of 12/31/21	$—	$2,740,950	$—
Add Change in Fair Value of Awards Granted in Prior Years Unvested as of 12/31/21	$—	$(244,000)	$—
Add Fair Value of Awards Granted and Vested in 2021 as of the Vesting Date	$—	$1,952,250	$—
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2021 as of the Vesting Date	$—	$23,000	$—
Total Compensation Actually Paid	$—	$5,123,646	$—

2020	PEO-RD(1)	PEO-MZ(2)	Non-PEO NEO(3)
SCT Total Compensation	$—	$527,312	$—
Deduct amounts reported under the “Stock Awards” and “Option Awards” column of the SCT	$—	$(476,316)	$—
Add Fair Value of Awards Granted in 2021 Unvested as of 12/31/21	$—	$636,000	$—
Add Fair Value of Awards Granted and Vested in 2021 as of the Vesting Date	$—	$10,069	$—
Total Compensation Actually Paid	$—	$697,065	$—

Pay Versus Performance Narrative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each of total shareholder return (“TSR”) and net loss.

We do not link our PEOs and NEO compensation to the Company’s financial and stock price performance. As a development stage company, we link a significant portion of their compensation to the achievement of key product development milestones.

For purposes of this disclosure, there were no financial performance measures used to link Company performance to Compensation Actually Paid to our PEOs and non-PEO NEO in 2022.

Equity Compensation Plan Information

The following table presents information about our equity compensation plans as of December 31, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders (1)	24,737,709	$3.13	5,879,768
Equity compensation plans not approved by security holders (2)	559,787	$1.44	—
_______________
(1)    Includes the following plans: the 2020 Stock Incentive Plan (the “Stock Incentive Plan”), the 2016 Long Term Incentive Plan (the “LTIP”) and the 2005 EMI Scheme Rules (the “EMI Plan” and together with the LTIP, the “Legacy Plans”). Our Stock Incentive Plan provides that the number of shares available for issuance thereunder will be increased on the first day of each fiscal year beginning with the 2021 fiscal year in an amount equal to the least of (i) 6,400,000 shares, (ii) 4% of the outstanding shares of our common stock as of such date, or (iii) such number of shares as determined by our Board of Directors. On January 1, 2023, the number of shares available for issuance under the Stock Incentive Plan increased by 6,400,000 shares pursuant to these provisions. This increase is not reflected in the table above. On January 18, 2020, the Company became the successor issuer to Summit Therapeutics plc (“Old Summit”), at which point the Company assumed Old Summit’s obligations under our Legacy Plans and replaced all equity awards granted under the Legacy Plans with equivalent equity awards for our common stock. Excludes shares issued under the 2020 Employee Stock Purchase Plan.
(2)    Includes outstanding warrants granted to MZA for consultancy services provided by MZA to the Company pursuant to the Company’s consultancy agreement with MZA that was terminated by mutual agreement in June 2020.

AUDIT COMMITTEE REPORT
The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.
Our Audit Committee is composed of “independent” directors, as determined in accordance with Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found on the Company’s website at https://www.smmttx.com/.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent auditor’s qualifications and independence, the performance and scope of independent audit procedures performed on our financial statements and internal control, and management’s process for assessing the adequacy of our system of internal control. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal control over financial reporting, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has:
•reviewed and discussed our audited financial statements with management and PricewaterhouseCoopers LLP, the independent auditors;
•discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence.
In addition, the Audit Committee has regularly met separately with management and with PricewaterhouseCoopers LLP, and further to the matters specified above, has discussed with PricewaterhouseCoopers LLP the overall scope, plans, and estimated costs of its audit.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Members of the Audit Committee
Manmeet S. Soni (Chair)
Kenneth A. Clark
Ujwala Mahatme

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting person, we are aware of no late Section 16(a) reports required to be filed by our executive officers, directors and other persons who beneficially own more than 10% of a registered class of our equity securities in the year ended December 31, 2022, other than: (i) a late Form 4 for Robert Booth filed on October 3, 2022 to report the acquisition of stock options received by Dr. Booth on September 28, 2022; (ii) a late Form 4 for Mahkam Zanganeh filed on December 9, 2022 to report the acquisition of common stock received by Dr. Zanganeh on December 6, 2022; and (iii) a late Form 4/A for Ankur Dhingra filed on March 8, 2023 to correct, by 1,470 shares, the number of common stock received by Mr. Dhingra and the Dhingra Family Revocable Trust on August 16, 2022.

OTHER INFORMATION

Stockholder Proposals for 2024 Annual Meeting
The submission deadline for stockholder proposals to be included in our proxy materials for the 2023 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is December 29, 2023 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Summit Therapeutics Inc., 2882 Sand Hill Road, Suite 106, Menlo Park, California 94025 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2024 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.
Advance Notice Procedure for 2024 Annual Meeting
Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. For the 2024 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Summit Therapeutics Inc., 2882 Sand Hill Road, Suite 106, Menlo Park, California 94025, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the date on which we first mailed proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s annual meeting (no later than January 21, 2024 and no earlier than December 22, 2023). However, if the 2024 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2023 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2024 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current Bylaws has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.
Stockholders Sharing the Same Address
The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at investors@smmttx.com or Investor Relations, 2882 Sand Hill Road, Suite 106, Menlo Park, California 94025.
Fiscal Year 2022 Annual Report and SEC Filings
Our financial statements for the fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K. Our Annual Report and this Proxy Statement are posted on our website at https://www.smmttx.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, 2882 Sand Hill Road, Suite 106, Menlo Park, California 94025.
*    *    *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Menlo Park, California
April 2023

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SMMT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Summit Therapeutics Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Summit Therapeutics Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15746-P92186 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUMMIT THERAPEUTICS INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF DIRECTORS

Nominees:

01) Robert W. Duggan	05) Robert Booth
02) Mahkam Zanganeh	06) Ujwala Mahatme
03) Manmeet S. Soni	07) Alessandra Cesano
04) Kenneth A. Clark	08) Yu Xia

Vote on Proposals

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3 in accordance with the recommendations of the Company's Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V15747-P92186

SUMMIT THERAPEUTICS INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert W. Duggan, Mahkam Zanganeh and Ankur Dhingra, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Summit Therapeutics Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders be held at 1:00 p.m., Eastern Time on May 23, 2023, to be conducted virtually via live webcast at www.virtualshareholdermeeting.com/SMMT2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE